UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 7, 2016

Blue Buffalo Pet Products, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37510	46-0552933
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11 River Road
Wilton, CT 06897
(Address of Principal Executive Offices) (Zip Code)
(203) 762-9751
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 7, 2016, Blue Buffalo Pet Products, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that Kurt Schmidt, the Company’s Chief Executive Officer, Billy Bishop, the Company’s President and Chief Operating Officer, and Mike Nathenson, the Company’s Executive Vice President and Chief Financial Officer, will participate at the Barclays 2016 Global Consumer Staples Conference in Boston, Massachusetts, on Sept. 8, 2016 at approximately 10:30 a.m. Eastern Time. A live webcast will be accessible by a link on the Company’s website at http://ir.bluebuffalo.com, or by direct link at https://cc.talkpoint.com/barc002/090616b_js/?entity=43_0PE0HRJ. The full text of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Press Release also contains reaffirmation of the Company’s full year fiscal 2016 financial outlook.
The Press Release contains statements intended as “forward-looking statements,” all of which are subject to the cautionary statements about forward-looking statements set forth therein.
The information being furnished pursuant to this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Blue Buffalo Pet Products, Inc. dated September 7, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLUE BUFFALO PET PRODUCTS, INC.
By:    /s/ Kurt T. Schmidt
Name: Kurt T. Schmidt
Title:    Chief Executive Officer
Date: September 7, 2016

Index to Exhibits

Exhibit No.	Description

99.1	Press Release issued by Blue Buffalo Pet Products, Inc. dated September 7, 2016.